Exhibit 99.1

ARRAY TECHNOLOGIES ANNOUNCES PRICING OF UPSIZED OFFERING OF CONVERTIBLE SENIOR NOTES

ALBUQUERQUE, N.M., JUNE 24, 2025 — Array Technologies, Inc. (NASDAQ: ARRY) (the “Company” or “ARRAY”) today announced that it has priced an upsized offering of $300 million in aggregate principal amount of 2.875% convertible senior notes due 2031 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). ARRAY has also granted the initial purchasers of the Notes an option to purchase, for settlement within a 13-day period from, and including the date on which the Notes are first issued, up to an additional $45 million in aggregate principal amount of Notes. The Offering is expected to close on June 27, 2025, subject to the satisfaction of customary closing conditions.

The Notes will be senior, unsecured obligations of ARRAY, and will accrue interest at a rate of 2.875% per annum, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2026. The Notes will mature on July 1, 2031, unless earlier redeemed, repurchased or converted.

ARRAY estimates that the net proceeds from the Offering will be approximately $290.4 million (or approximately $334.1 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and estimated expenses payable by ARRAY. ARRAY intends to use (i) $150 million of the net proceeds to repay outstanding indebtedness under its term loan facility, (ii) approximately $30.5 million of the net proceeds to fund the cost of entering into the capped call transactions described below and (iii) a portion of the net proceeds to fund repurchases of approximately $100 million in aggregate principal amount of its outstanding 1.00% Convertible Senior Notes due 2028 (the “Existing Convertible Notes”) for approximately $78.3 million in cash, plus accrued and unpaid interest. ARRAY intends to use any remaining net proceeds from the Offering for general corporate purposes, which may include additional repayments or repurchases of outstanding indebtedness. If the initial purchasers exercise their option to purchase additional Notes, ARRAY expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions.

At any time prior to the close of business on the business day immediately preceding April 1, 2031, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of specified conditions and during certain periods. On or after April 1, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible at the option of the holders of the Notes at any time regardless of these conditions. The initial conversion rate will be 123.1262 shares of ARRAY’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $8.12 per share of ARRAY’s common stock). The initial conversion price of the Notes represents a premium of approximately 27.5% over the last reported sale price of ARRAY’s common stock on the Nasdaq Global Market (the “Nasdaq”) on June 24, 2025.

Upon conversion of the Notes, ARRAY will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of ARRAY’s common stock or a combination of cash and shares of ARRAY’s common stock, at ARRAY’s election, in respect of the remainder, if any, of ARRAY’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, based on the then applicable conversion rate.

ARRAY may redeem for cash all or any portion of the Notes, at its option, on or after July 6, 2029 and prior to the 41st scheduled trading day immediately preceding the maturity date, if the last reported sale price of ARRAY’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which ARRAY provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Subject to certain conditions, if ARRAY undergoes a “fundamental change” (as defined in the indenture that will govern the Notes), holders of the Notes may require ARRAY to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, upon certain corporate events that occur prior to the maturity date or upon redemption, ARRAY will, under certain circumstances, increase the conversion rate for holders who elect to convert their Notes in connection with any such corporate event or convert their Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

In connection with the pricing of the Notes, ARRAY entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of ARRAY’s common stock initially underlying the Notes sold in the Offering. The capped call transactions are expected generally to reduce potential dilution to ARRAY’s common stock upon conversion of any Notes and/or offset any cash payments ARRAY is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $12.74 per share which represents a premium of 100% over the last reported sale price of ARRAY’s common stock on the Nasdaq on June 24, 2025.

ARRAY has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of ARRAY’s common stock and/or enter into various derivative transactions with respect to ARRAY’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of ARRAY’s common stock or the Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to

ARRAY’s common stock and/or purchasing or selling ARRAY’s common stock or other securities of ARRAY in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) during any observation period related to a conversion of Notes or following any repurchase of Notes in connection with any “fundamental change” (as defined in the indenture for the Notes) and (y) following any other repurchase of Notes if ARRAY elects to unwind a portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or decrease in the market price of ARRAY’s common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the Notes.

In connection with the pricing of the Notes, ARRAY entered into separate and individually negotiated transactions with certain holders of the Existing Convertible Notes to repurchase approximately $100 million in aggregate principal amount of the Existing Convertible Notes for approximately $78.3 million in cash, plus accrued and unpaid interest, using a portion of the net proceeds from the Offering (the “Existing Convertible Note Repurchases”). Holders of any Existing Convertible Notes that are repurchased as described above may enter into or unwind various derivatives with respect to ARRAY’s common stock (including entering into derivatives with one or more of the initial purchasers in the Offering or their respective affiliates) and/or purchase or sell shares of ARRAY’s common stock, which may occur concurrently with or shortly after the pricing of the Notes.

The Existing Convertible Note Repurchases and the potential related market activities by holders of the Existing Convertible Notes that are repurchased by ARRAY could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of ARRAY’s common stock, which may affect the trading price of the Notes at that time and the initial conversion price of the Notes. ARRAY cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or ARRAY’s common stock.

Neither the Notes nor the shares of ARRAY’s common stock potentially issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act, the securities laws of any other jurisdiction or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act. This news release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale is unlawful.

About Array Technologies, Inc.

ARRAY Technologies, Inc. (NASDAQ: ARRY) is a leading global provider of solar tracking technology to utility-scale and distributed generation customers, who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, software platforms and field services combine to maximize energy production and deliver value to ARRAY’s customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology—relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world.

Media Contact:

Nicole Stewart

505-589-8257

nicole.stewart@arraytechinc.com

Investor Relations Contact:

ARRAY Technologies, Inc.

Investor Relations

investors@arraytechinc.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the completion of the Offering, the expected amount and intended use of the net proceeds and the anticipated effects of entering into the capped call transactions and the Existing Convertible Note Repurchases. Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward looking statements, including risks and uncertainties associated with market conditions, including market interest rates, the trading price and volatility of ARRAY’s common stock, and risks relating to this Offering, the Company’s business and operations and results of financing efforts, including those described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and subsequent reports and other documents on file with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release speak only as of the date of this press release. Except as required by law, the Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

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